UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2007

ACXIOM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No.)

1 Information Way, P.O. Box 8180, Little Rock, Arkansas	72203-8180
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

The information reported pursuant to this item is incorporated by reference within Item 5.02(c) below.

Item 2.02	Results of Operations and Financial Condition.

On May 16, 2007, Acxiom Corporation (the “Company”) issued a press release announcing the results of its financial performance for the fourth quarter of fiscal year 2007. The Company will hold a conference call at 6:45 p.m. CDT today to discuss this information further. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com. The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The Company’s press release and other communications from time to time include certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.

The attached press release utilizes a non-GAAP measure of free cash flow available to equity. Free cash flow available to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions) less required payments of debt (total debt payments excluding payments on the line of credit and prepayments of debt). The Company’s management believes that this measure of free cash flow available to equity is superior to the previously reported free cash flow since it represents the amount of money available for the Company’s discretionary spending after funding all required obligations including scheduled debt payments, and it therefore provides a useful measure of liquidity for assessing the amount of cash available for general corporate and strategic purposes.

A reconciliation of free cash flow to equity to operating cash flow, the nearest comparable GAAP measure, is included as an attachment to the press release.

The press release also includes measures of earnings before income taxes, income taxes, net earnings, and diluted earnings per share for the quarter and fiscal year, all as adjusted for unusual charges during the fourth quarter. These charges are excluded because they do not represent continuing operations of the Company, and management believes it is appropriate to exclude these changes for comparison purposes. A reconciliation of these measures to the comparable GAAP measures is included as an attachment to the press release.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is not mentioned in the attached press release, but may be discussed during the conference call. EBITDA can be calculated directly from the financial statements by adding pre-tax income plus interest expense from the statement of operations plus depreciation and amortization from the cash flow statement. Management believes EBITDA is a useful measure of liquidity which may be used by investors to assess the Company’s ongoing operations and liquidity.

The non-GAAP financial measures used by the Company in the attached press release may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance or liquidity prepared in accordance with GAAP.

Item 5.02(c)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company has hired Christopher W. Wolf, age 45, to become its chief financial officer. Mr. Wolf will begin his employment with the Company in late May or early June, 2007, and will be transitioning into the CFO role over the next few months. As CFO, he will be responsible for all aspects of the Company’s financial management and will be a member of the Company Leadership Team. A copy of Mr. Wolf’s offer letter is furnished herewith as Exhibit 99.2 and incorporated by reference herein. The Company has agreed to enter into an Executive Security Agreement with Mr. Wolf effective as of his date of hire, in the form furnished herewith as Exhibit 99.3 and incorporated by reference herein.

Rodger S. Kline, a director of the Company and its Chief Administrative Leader, has served as acting chief financial officer for the past 3 months and will continue to serve as such until Mr. Wolf has fully transitioned into the CFO role.

Mr. Wolf has over 19 years experience as a financial executive and consultant to companies in the marketing, retail, and technology sectors. He has most recently served as an independent consultant, providing consultation on financial reporting, Sarbanes-Oxley compliance, corporate governance, capital structure, mergers and acquisitions, and tax planning to a variety of public and private entities. From 2005 - 2006, Mr. Wolf served as CFO of NiuTech LLC, an internet marketing services company. In this role, Mr. Wolf was responsible for the accounting, financial planning and analysis, treasury, and risk management activities of the company. From 1996 - 2004, Mr. Wolf was employed in various finance and tax positions with Catalina Marketing Corporation, culminating in his service as chief financial officer from 2002 - 2004. He also served as executive vice president from 2003 - 2004; senior vice president from 2002 - 2003; vice president –finance and treasurer from 2000 - 2002; executive director of tax, treasury and international finance from 1998 - 2000; senior director of tax and international finance from 1997 - 1998; and senior director of tax from 1996 - 1997. As chief financial officer, Mr. Wolf had responsibility for strategic planning, development and leadership of the finance function of Catalina, a leader in behavior-based, targeted-marketing services and programs offered through a variety of distribution channels with revenues of over $450 million. These marketing services include discount coupons, loyalty marketing programs, newsletters, sampling, advertising, in-store instant-win games and other incentives that are delivered directly to shoppers by various methods. Mr. Wolf also had oversight responsibility in his role as chief financial officer for corporate governance, legal affairs, intellectual property, SEC reporting, investor relations, financial analysis and planning, capital budgeting, operating budgeting, forecasting and cash management.

Prior to joining Catalina in 1996, Mr. Wolf served for a 10-year period as a tax manager and consultant for Arthur Andersen & Co. In addition to assisting clients in tax planning and compliance matters and representing clients before the Internal Revenue Service and state tax authorities with respect to income, sales, use and other taxes, Mr. Wolf consulted on tax issues with respect to mergers and acquisitions, initial public offerings, spin-offs, and other taxable and tax-free corporate finance transactions. Mr. Wolf is a certified public accountant. He holds a

B.S. degree in accounting from Florida State University and a Master of Accounting degree from the University of North Carolina.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release of the Company dated May 16, 2007 announcing fourth quarter earnings for fiscal year 2007.

99.2	Offer Letter dated May 9, 2007 from the Company to Christopher W. Wolf

99.3	Form of Executive Security Agreement between the Company and Christopher W. Wolf

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 16, 2007

ACXIOM CORPORATION

By:    /s/ Jerry C. Jones

Name:	Jerry C. Jones
Title:	Business Development/Legal Leader

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company dated May 17, 2006 announcing fourth quarter earnings for fiscal year 2006.

99.2	Offer Letter dated May 9, 2007 from the Company to Christopher W. Wolf

99.3	Form of Executive Security Agreement between the Company and Christopher W. Wolf